UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2026

Innovative Industrial Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37949	81-2963381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1389 Center Drive, Suite 200

Park City, Utah 84098

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 997-3332

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IIPR	New York Stock Exchange

Series A Preferred Stock, par value $0.001 per share	IIPR-PA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On June 9, 2026, Innovative Industrial Properties, Inc. (the “Company”) issued a press release announcing the commencement of the Offering (as defined below); and on June 10, 2026, the Company issued a press release announcing the pricing of the Offering. Ccopies of the press releases are attached hereto as Exhibits 99.1 and 99.2, respectively.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01 Other Events.

Purchase Agreement

On June 9, 2026, the Company and IIP Operating Partnership, LP, the operating partnership subsidiary of the Company (the “Operating Partnership”), entered into a purchase agreement (the “Purchase Agreement”) with BTIG, LLC, as representative of the initial purchasers (collectively, the “Initial Purchasers”), pursuant to which the Operating Partnership agreed to sell, and the Initial Purchasers severally agreed to purchase, $402.5 million aggregate principal amount of the Operating Partnership's 6.000% exchangeable senior notes due 2029 (the “Notes”), including the full exercise by the Initial Purchasers of their option to purchase an additional $52.5 million aggregate principal amount of Notes in a private offering (the “Offering”).

The Offering is expected to close on June 15, 2026, subject to the satisfaction of customary closing conditions.

The Notes will be senior unsecured obligations of the Operating Partnership, will be fully and unconditionally guaranteed by the Company and will be exchangeable for cash, shares of the Company’s common stock, or a combination of cash and shares of the Company’s common stock, at the Operating Partnership’s option. The initial exchange rate for the Notes will be 14.4113 shares of the Company’s common stock per $1,000 principal amount of Notes and the initial exchange price will be approximately $69.39 per share of the Company’s common stock. The initial exchange rate and initial exchange price are subject to adjustment in certain circumstances. The Notes will pay interest semiannually at a rate of 6.0% per annum and will mature on June 15, 2029, unless earlier exchanged or repurchased in accordance with their terms. The Operating Partnership will not have the right to redeem the Notes prior to maturity, but may be required to repurchase the Notes from holders under certain circumstances.

In addition, following the occurrence of certain corporate events that occur prior to the maturity date, the Operating Partnership will, in certain circumstances, increase the exchange rate for a holder that elects to exchange Notes in connection with such corporate event.

The Operating Partnership intends to use $80.5 million of the net proceeds from the Offering to fund the repurchase of 1,334,106 shares of the Company’s common stock from certain purchasers of the Notes in privately negotiated transactions. The Operating Partnership intends to use the remaining net proceeds from the Offering for working capital and general corporate purposes, which may include repayment of indebtedness and funding investments that are consistent with its investment strategy, or a combination of the foregoing.

The Notes, including the guarantee, and the shares of common stock issuable upon exchange of the Notes, have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Operating Partnership is offering and selling the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Initial Purchasers will initially offer the Notes for resale to persons reasonably believed to be qualified institutional buyers (as defined in the Securities Act) pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Repayment of 2026 Senior Notes

On May 26, 2026, the Company fully repaid the outstanding $282 million of its 5.50% Senior Notes due 2026 (the “Notes due 2026”), which were senior unsecured obligations of the Operating Partnership, fully and unconditionally guaranteed by the Company, and matured on May 25, 2026. The repayment amount represented 100% of the principal amount plus accrued and unpaid interest to the repayment date. The repayment was completed through cash on hand, availability under the Company’s credit facility pursuant to a loan and security agreement between the Operating Partnership and a federally regulated commercial bank, which matures on October 23, 2026, and was most recently amended in November 2024 to increase aggregate commitments for secured revolving loans to $87.5 million, availability under the Company’s credit facility pursuant to a loan agreement between the Operating Partnership and IIP Life Science Investments LLC, a wholly owned subsidiary of the Operating Partnership, and a federally regulated commercial bank, which provides for a revolving line of credit available up to $100.0 million until the maturity date on October 3, 2028, and net proceeds from four secured term loans previously disclosed in the Company’s filings with the SEC: a $20.0 million term loan from Generations Bank maturing April 22, 2029; a $56.5 million term loan from Thorofare Asset Based Lending Reit Fund V, LLC maturing May 5, 2029; approximately $44.9 million of term loans from Amalgamated Bank maturing June 5, 2031; and a $20.0 million term loan from A.G.P./Alliance Global Partners maturing October 9, 2026.

At-the-Market Offering Program Sales

From April 1, 2026 to June 1, 2026, the Company has sold under the Company’s at-the-market offering program, 680,842 shares of the Company’s common stock for aggregate net proceeds of approximately $34.8 million, and 948,034 shares of the Company’s Series A Preferred Stock for aggregate net proceeds of approximately $20.9 million. As of June 1, 2026, there were 28,995,362 shares of the Company’s common stock issued and outstanding and 5,666,082 shares of the Company’s Series A Preferred Stock issued and outstanding.

This Current Report on Form 8-K contains statements that are “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. All statements other than historical facts, including, without limitation, statements regarding the closing of the Offering, the issuance of the Notes, and the use of proceeds from the Offering, including the share repurchase, are forward-looking statements. When used in this press release, words such as the Company or the Operating Partnership “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates” or the negative thereof or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Investors should not place undue reliance upon forward-looking statements. The Company disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description of Exhibit

99.1	Press release issued by the Company on June 9, 2026.
99.2	Press release issued by the Company on June 10, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2026	INNOVATIVE INDUSTRIAL PROPERTIES, INC.

	By:	/s/ David Smith
	Name:	David Smith
	Title:	Chief Financial Officer and Treasurer